UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2009

S1 Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24931	58-2395199
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

705 Westech Drive, Norcross, Georgia	30092
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (404) 923-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 5, 2009, S1 Corporation (the “Company”) issued a press release announcing its results of operations for the third quarter ended September 30, 2009.  That press release is furnished as Exhibit 99.1 to this report. Also, on November 6, 2009, at 8:30 a.m. ET, the Company will hold a conference call during which the results for the third quarter ended September 30, 2009 will be discussed.  A webcast of the call will be available through the Company's website, www.s1.com.  A replay of the call will be available for two weeks on the Company's website.

The information contained in this Item 2.02, including the exhibit referenced herein, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under Section 18.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective November 4, 2009, the Company and Meigan Putnam agreed that Ms. Putnam, the Company’s SVP Insurance, will leave the Company on or about December 31, 2009.  Ms. Putnam’s departure is not the result of any disagreement or other dispute with the Company regarding any policy or practice of the Company.  Upon the execution of any separation arrangement with Ms. Putnam, the Company intends to file an amendment to this Form 8-K to provide a brief description of the terms and conditions relating thereto and the amounts payable thereunder.

ITEM 8.01.  OTHER EVENTS.

On November 3, 2009, the Company’s Board of Directors, upon the recommendation of the Company’s Corporate Governance & Nominating Committee, adopted the following corporate governance policy:

“Any newly created directorship resulting from an increase in the authorized number of directors shall be allocated to that class of directors whose term is set to expire at the next annual meeting of stockholders.”

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Not applicable.
(b)  Not applicable.
(c)  Not applicable.
(d)  Exhibits.

Exhibit No.	Description
99.1	Press release dated November 5, 2009.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION
(Registrant)

/s/ Gregory D. Orenstein
Gregory D. Orenstein
SVP, Chief Legal Officer and Secretary

Date: November 5, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated November 5, 2009.